SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

Ecoark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 S Pinnacle Hills Parkway, Suite 220, Rogers AR	72758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2018, Ecoark Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two institutional investors (the “Investors”) for the sale by the Company of 2,500,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.68 per share in a registered direct offering. The investors in this offering also purchased warrants for the option to purchase 2,500,000 shares of Common Stock (the “Warrants”). The aggregate gross proceeds for the sale of the Common Shares and Warrants was $4.2 million, excluding potential proceeds from the exercise of the Warrants. Subject to certain ownership limitations, the Warrants are exercisable commencing on the issuance date at an exercise price equal to $2.00 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the date of issuance. The closing of the sales of these securities under the Purchase Agreement occurred on March 16, 2018. The Company and each Investor entered into a leak-out agreement (the “Leak-out Agreement”) pursuant to which each Investor agreed that until June 7, 2018 (the “Restricted Period”) each Investor, will not sell, dispose or otherwise transfer, directly or indirectly, on any trading day, any shares of Common Stock in an amount more than a specified percentage of the trading volume of the Common Stock, subject to certain exceptions. The aggregate trading volume for all investors who execute leak-out agreements will be 25% of the trading volume of the common stock during each trading day during the above-referenced leak-out period, subject to certain exceptions.

Maxim Group LLC acted as lead placement agent and The Benchmark Company, LLC acted as co-placement agent (together, the “Placement Agents”), in connection with the offering. The Company paid the Placement Agents an aggregate fee equal to 3.5% of the gross proceeds received by the Company from the sale of the securities in the transactions. Pursuant to the placement agency agreement between the Company and the Placement Agents (the “Placement Agency Agreement”), the Company also reimbursed the Placement Agents for expenses equal to an aggregate of $125,000 and granted the Placement Agents or their designees five-year warrants to purchase up to 3.5% of the aggregate number of shares of Common Stock sold in the transactions at an exercise price equal to $2.016 per share (the “Placement Agent Warrants”). The Placement Agency Agreement contains a six-month tail fee equal to the cash and warrant compensation in this offering, if any investor whom the Placement Agents contacted with respect to the offering during the term of their engagement, provides the Company with further capital during such 6-month period following termination of the engagement and a nine-month right of first refusal period for the Placement Agents to act as a lead and co-placement agents or underwriters with a specified portion of the economics. The Company also granted the Placement Agents indemnification and other customary provisions for transactions of this nature. The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The net proceeds to the Company from the transactions, after deducting the Placement Agents’ fees and expenses (not including the Placement Agent Warrants), the Company’s estimated offering expenses, fees paid to another investment bank as part of a tail fee agreement and excluding the potential proceeds, if any, from the exercise of the Warrants, are expected to be approximately $3.6 million. The Company intends to use the net proceeds from the offering for working capital.

The Common Shares and the Warrants sold in the offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed on August 17, 2016 with the Securities and Exchange Commission (the “SEC”) and declared effective on August 24, 2016 (File No. 333-213186) (the “Registration Statement”). The Company filed a prospectus supplement on March 15, 2018 with the SEC in connection with the sale of the securities.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

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The forms of the Purchase Agreement, Placement Agency Agreement and the Warrant, are filed as Exhibits 10.1, 102 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference. The legal opinion and consent of Carmel, Milazzo & DiChiara LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01 with respect to the Placement Agent Warrants.

Item 8.01.	Other Events.

On March 14, 2018, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	4.1	Form of Warrant Agreement of Ecoark Holdings, Inc.

	5.1	Opinion of Carmel, Milazzo & DiChiara LLP

	10.1	Form of Securities Purchase Agreement, dated March 14, 2018, by and between Ecoark Holdings, Inc. and various purchasers named therein

	10.2	Form of Placement Agency Agreement, dated March 14, 2018, by and between Ecoark Holdings, Inc., Maxim Group LLC, and The Benchmark Company, LLC

	23.1	Consent of Carmel, Milazzo & DiChiara LLP (included in the opinion of Carmel, Milazzo & DiChiara LLP as Exhibit 5.1)

	99.1	Press Release, dated March 14, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2018	ECOARK HOLDINGS, INC.

	By:	/s/ Randy May
	Name:	Randy May
	Title:	Chief Executive Officer

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